SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported):  July 19, 1999

Mallon Resources Corporation
(exact name of registrant as specified in its charter)

     Colorado               0-17267            84-1095959
(State or other           (Commission        (I.R.S. Employer
jurisdiction              File Number)       Identification No.)
of incorporation)

   999 18th Street, Suite 1700, Denver, Colorado     80202
(address of principal executive offices)           (zip code)

Registrant's telephone number, including area code: (303)293-2333 not applicable
(former name or former address, if changed since last report)
^PAGE^

Item 5.  Other Events

Mallon Resources Corporation (the "Company") on July 19, 1999, adopted effective as of July 7, 1999, the "Mallon Resources
Corporation Stock Ownership Encouragement Program", the text of which follows:

Section 1:  Introduction

    1.1  Recitals.  Effective as of July 7, 1999, MALLON
RESOURCES CORPORATION, a Colorado corporation (the "Company"), hereby establishes the Mallon Resources Corporation Stock
Ownership Encouragement Program (the "Program").

    1.2 Purpose. The purpose of the Program is to encourage participants in the Program to exercise their options and warrants to purchase shares of the Common Stock and to retain ownership of the shares purchased.

Section 2:  Definitions

    2.1 Definitions. The following terms shall have the meanings set forth below:

        a.  "Board" means the Board of Directors of the Company.

        b. "Committee" means the Compensation Committee of the Board, or the Board acting in such capacity as a whole.

        c. "Common Stock" means the Company's $0.01 par value common stock.

        d. "Consultant" means a business consultant engaged to perform consulting or other services for the Company.

        e. "Eligible Person" means (i) Consultants, (ii) directors of the Company, and (iii) those employees (including, without limitation, officers and directors who are also employees) of the Company.

        f. "Participant" means an Eligible Person designated by the Committee from time to time during the term of the Program to participate in the Program.

        g. "Stock Option" means an option to purchase shares of the Common Stock from the Company.

        h. "Warrant" means a warrant to purchase shares of the Common Stock from the Company.

    2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

Section 3:  Program Administration

The Program shall be administered by the Committee. In accordance with the provisions of the Program, the Committee shall, in its sole discretion, select the Participants from Eligible Persons and establish such terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Program. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Program as it may deem proper and in the best interests of the Company. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Program or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient to carry the Program into effect and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the purposes and on all persons, subject only to the review and control of the Board on all Program matters except selection of Participants.

Section 4:  Options and Warrants Subject to the Program.

All Options and Warrants heretofore or hereafter issued by the Company shall be eligible to participate in the Program.

Section 5:  Participation

Participants in the Program shall be Eligible Persons who, in the discretion of the Committee, are selected as participants in the Program.

Section 6:  Program Loans

    6.1 Selection. Upon (i) application by an Eligible Person for permission to participate in the Program and (ii) the Committee's acceptance of such Eligible Person as a Participant in the Program, the Company shall lend to the Participant up to 100% of the cash required to exercise all of the Stock Options and Warrants owned by the Participant that the Participant wishes to exercise (a "Program Loan").

    6.2 Loan Terms. Each Program Loan shall (i) be for a term set by the Committee; (ii) bear interest at a rate set by the Committee; (iii) be a full recourse obligation of the Participant; (iv) be secured by a pledge of the shares purchased with the proceeds of the Program Loan; and (v) contains such other terms and conditions as the Committee shall determine, acting in its sole discretion.

    6.3  Use of Proceeds.  All of the proceeds of each Program
Loan shall be used to exercise Stock Options and Warrants owned by the Participant.

Section 7:  Program Amendment, Modification and Termination

The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify the Program; provided, however, that no such action shall be effective without approval of the shareholders of the Company, unless, in the opinion of counsel to the Company, such approval is not required.

Section 8:  Requirements of Law

    8.1 Requirements of Law. The issuance of stock and the payment of cash pursuant to the Program shall be subject to all applicable laws, rules and regulations.

    8.2 Governing Law. The Program and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

Section 9:  Effective Date of the Program

    9.1 Effective Date. The Program shall be effective as of July 7, 1999.


                           Signatures

    Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Mallon Resources Corporation


August 3, 1999             __/s/ Roy K. Ross_____________________
                            Roy K. Ross, Executive Vice President